UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 1998 (July 16, 1998)

Commission File Number                              0-14695

                NTS-PROPERTIES VI, A Maryland Limited Partnership
             (Exact name of registrant as specified in its charter)

         Maryland                                    61-1066060
(State or other jurisdiction of            (I.R.S. Employer Identification
incorporation or organization)             No.)

   10172 Linn Station Road
   Louisville, Kentucky                                  40223
(Address of principal executive                       (Zip Code)
offices)

Registrant's telephone number,
including area code                                  (502) 426-4800

                                 Not Applicable
               Former name, former address and former fiscal year,
                          if changed since last report

Item 5.       Other Items

On December 31, 1995, NTS-Properties VI, a Maryland Limited Partnership (the "Partnership") established an Interest Repurchase Reserve pursuant to Section
16.4 of the Partnership's Amended and Restated Agreement of Limited Partnership. Under Section 16.4, limited partners may request the Partnership to repurchase their respective interests (Units) in the Partnership.

As of July 16, 1998, NTS-Properties VI has elected to fund an additional amount of $4,000 to bring its current Interest Repurchase Reserve to $70,000. With this funding, the Partnership will be able to repurchase up to 200 Units at a price of $350.00 per Unit. The Partnership notified the limited partners of the additional funding and the new price by letter during July 1998.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            NTS-PROPERTIES VI, a Maryland
                                            Limited Partnership
                                                      (Registrant)


                                            BY:   NTS-Properties Associates VI
                                                  BY:  NTS Capital Corporation,
                                                       General Partner


                                                       /s/ Lynda J. Wilbourn
                                                       Lynda J. Wilbourn
                                                       Vice President



Date:    July 20, 1998